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                                                                    EXHIBIT 10.4






March 29, 2001

Mr. Adam Gurney
KINGSBRIDGE CAPITAL LIMITED
c/o Kingsbridge Corporate Services Limited
Main Street
Kilcullen, County Kildare
Republic of Ireland

Dear Adam,

Per our discussion with regards to the Private Equity Line Agreement between Somanetics Corporation and Kingsbridge Capital Limited, we have agreed to the following:

Upon receipt of $200,000 from Somanetics Corporation, Kingsbridge Capital agrees to terminate 1) the Private Equity Line Agreement, 2) the related Registration Rights Agreement and 3) Kingsbridge's right to the discount on any unsold shares (as defined in the Agreement).

Adam, I appreciate your cooperation in this matter. If you could sign and return a copy of this letter as acknowledgment of our Agreement for our files, I would appreciate it. Please fax signed copy to (248) 689-4272.

Warmest regards,

/s/ Bruce J. Barrett

Bruce J. Barrett
President & CEO
Somanetics Corporation


Agreed by:/s/ Adam Gurney                             Date: April 3, 2001
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Cc:      Robert Krueger, Somanetics' Counsel
         Bill Iacona, Somanetics' Vice President of Finance